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                                                                      EXHIBIT 11

                              LOCKHEED CORPORATION

               COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
                      (IN MILLIONS EXCEPT PER-SHARE DATA)

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
                                               DECEMBER 25,   DECEMBER 26,   DECEMBER 27,   DECEMBER 29,   DECEMBER 30,
                                                   1994           1993           1992           1991           1990
                                               ------------   ------------   ------------   ------------   ------------
PRIMARY EARNINGS PER SHARE
  Earnings from continuing operations and
     before cumulative effect of change in
     accounting principle available for
     common stock............................     $  445          $ 422         $  348          $ 308          $ 335
                                                  ======          =====         ======          =====          =====
  Net earnings (loss) available for common
     stock...................................     $  445          $ 422         $ (283)         $ 308          $ 335
                                                  ======          =====         ======          =====          =====
  Applicable common stock shares:
     Average outstanding during the period...       62.9           62.2           61.5           63.2           63.2

     Weighted average shares issuable upon
       exercise of common stock equivalents
       outstanding based on the average
       market price during the using the
       "treasury stock" method...............         .7             .7             .2             .2
                                                  ------          -----         ------          -----          -----
            Total............................       63.6           62.9           61.7           63.4           63.2
                                                  ======          =====         ======          =====          =====
  Earnings from continuing operations and
     before cumulative effect of change in
     accounting principle per share of common
     stock...................................     $ 7.00          $6.70         $ 5.65          $4.86          $5.30
                                                  ======          =====         ======          =====          =====
  Net earnings (loss) per share of common
     stock...................................     $ 7.00          $6.70         $(4.58)         $4.86          $5.30
                                                  ======          =====         ======          =====          =====
FULLY DILUTED EARNINGS PER SHARE

  Earnings from continuing operations and
     before cumulative effect of change in
     accounting principle available for
     common stock shown above................     $  445          $ 422         $  348          $ 308          $ 335
                                                  ======          =====         ======          =====          =====
  Net earnings (loss) applicable to common
     stock shown above.......................     $  445          $ 422         $ (283)         $ 308          $ 335
                                                  ======          =====         ======          =====          =====
  Applicable common stock shares:

     Average outstanding during period.......       62.9           62.2           61.5           63.2           63.2

     Weighted average shares issuable upon
       exercise of common stock equivalents
       outstanding based on the higher of the
       closing or the average market price
       during the period using the "treasury
       stock" method.........................         .9             .9             .2             .2
                                                  ------          -----         ------          -----          -----
            Total............................       63.8           63.1           61.7           63.4           63.2
                                                  ======          =====         ======          =====          =====
  Earnings from continuing operations and
     before cumulative effect of change in
     accounting principle per share of common
     stock...................................     $ 6.97          $6.68         $ 5.65          $4.86          $5.30
                                                  ======          =====         ======          =====          =====
  Net earnings (loss) per share of common
     stock...................................     $ 6.97          $6.68         $(4.58)         $4.86          $5.30
                                                  ======          =====         ======          =====          =====
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